Exhibit 99.1

Contact:	The Abernathy MacGregor Group, Inc.
Dan Hilley, dch@abmac.com
(213) 630-6550; (888) 477-4319

FOR IMMEDIATE RELEASE

Orleans Homebuilders, Inc. to Pursue Negotiation of a Plan of Reorganization with Support of its Senior Lenders,
Terminates Asset Purchase Agreement with NVR, Inc. and
Cancels May 21, 2010 Hearing

Bensalem, Pa., May 19, 2010 –/PRNewswire-FirstCall/ -- Orleans Homebuilders, Inc. (the “Company”, or “Orleans”) (Pink Sheets:  OHBIQ.PK), which develops, builds and markets high-quality single-family homes and townhouses and whose operations in Pennsylvania and New Jersey date back more than 90 years, announced today that its recent discussions with its senior lending group have resulted in an agreement to pursue negotiation of a plan of reorganization with the support of the Company’s senior lending group.  As a result, the Company has terminated the previously announced Asset Purchase Agreement with NVR, Inc.  Additionally, the Company has cancelled the hearing scheduled for May 21, 2010 in the United States Bankruptcy Court (the “Court”) for the District of Delaware on its motion for, among other things, establishment of bidding procedures with respect to the purchase of substantially all of the assets of the Company.

Orleans currently anticipates that it will file a plan of reorganization with the Court in late summer and would hope to emerge from bankruptcy in late fall.  The Company emphasizes that there can be no assurances as to the timing, contents or the outcome of any plan of reorganization or the Company’s potential emergence from bankruptcy.

Mitchell B. Arden, a Managing Director and Shareholder of Phoenix Management who has been serving as Orleans’ Chief Restructuring Officer since March 4, 2010, stated: “Over the past several weeks, the Company has been in active dialogue with a number of parties regarding its strategic options.  It is clear from these discussions that pursuing a plan of reorganization appears to be the best course of action for the Company and its constituents.  As part of this process, and before we prepare and file the Company’s plan, we believe that we will be able to restart homebuilding even for those units under contract on which construction has not yet begun.  At the same time, we should be able to reinitiate sales and marketing efforts on new homes.  This is a significant step forward for our many customers and contractors who have been waiting patiently for the Company to move in this direction.  We hope to have the necessary financial support to undertake these new construction and sales efforts in a few weeks.

“The option to pursue a plan of reorganization means that the Orleans name and its operations may be preserved for the benefit of our people and the communities in which we work.  We appreciate the on-going support of our lenders, employees, customers, vendors and contractors.  Their collective willingness to work with us during this critical time has provided us with the opportunity to pursue a plan that better suits the needs and interests of all parties.  The details of the reorganization will be developed as we continue to work with our creditors.  On a personal note, I wish to express my gratitude to the Company’s bankruptcy counsel, Cahill Gordon & Reindel LLP, as well as corporate counsel from Blank Rome LLP, all of whom have worked tirelessly to help us define this renewed direction for Orleans.”

Exhibit 99.1

The Company and most of its operating subsidiaries filed voluntary petitions to commence the Chapter 11 process on March 1, 2010.  The filing does not include certain of the Company’s subsidiaries, including its mortgage services subsidiary, Alambry Funding Inc., which provides mortgage brokerage services for customers and financial institutions but which does not underwrite any customer mortgages.  All of the debtors in the Chapter 11 proceedings are borrowers under the Debtor-in Possession Loan Agreement entered into on April 21, 2010 (the “DIP Loan Agreement”).  As security for the DIP Loan Agreement, the borrowers provided the lenders a security interest in all of their assets, with a few minor exceptions.  The debtors’ execution and delivery of the DIP Loan Agreement was approved by the Bankruptcy Court on April 16, 2010.

The Company is providing information about the reorganization at www.orleanshomesreorg.com.

About Orleans Homebuilders, Inc.

The Company serves a broad customer base including first-time, move-up, luxury, empty-nester and active adult homebuyers.  The Company currently operates in the following 11 distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; and Orlando, Florida.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  The Company employs approximately 210 people.

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the anticipated filing of a plan of reorganization and the timing and contents thereof; potential emergence form Chapter 11 and the timing thereof; the potential preservation of the Company’s name and operations; any sale of the Company or its assets;  potential restructurings of the Company’s liabilities; required bankruptcy court approvals; potential strategic transactions, including refinancing, reorganizations, recapitalization and sale transactions involving the Company; payments to trade creditors, employees, or customers; anticipated and potential asset sales; anticipated liquidity; and strategic transactions and alternatives including but not limited to the sale or restructuring of the Company.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to operate under the terms of the DIP Loan Agreement; the Company’s ability to obtain court approval with respect to motions relating to the bankruptcy filings; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, the Company does not anticipate that it will make any distribution with respect to its currently outstanding equity securities, whether in connection with the bankruptcy proceedings or otherwise.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010 February 19, 2010, March 3, 2010, March 11, 2010, March 22, 2010, April 20, 2010, April 22, 2010 and April 27, 2010.
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